EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 33-47551, Form S-8 No. 33-88108) of Unum Group (formerly Provident Companies, Inc.) pertaining to the Provident Life and Accident Insurance Company MoneyMaker, A Long-Term 401(k) Retirement Savings Plan,
2.	Registration Statement (Form S-8 No. 333-40219) pertaining to:
a.	The Paul Revere Savings Plan
b.	Provident Life and Accident Insurance Company Stock Plan of 1994
c.	Provident Life and Accident Insurance Company Annual Management Incentive Compensation Plan of 1994,
3.	Registration Statement (Form S-8 No. 033-62231) pertaining to the Provident Life and Accident Insurance Company Employee Stock Purchase Plan of 1995,
4.	Registration Statement (Form S-8 No. 333-81669) pertaining to:
a.	Provident Companies, Inc. Stock Plan of 1999
b.	Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998
c.	Employee Stock Option Plan of 1998
d.	Amended and Restated Annual Management Incentive Compensation Plan of 1994,
5.	Registration Statement (Form S-8 No. 333-81969) pertaining to:
a.	UnumProvident Corporation 1987 Executive Stock Option Plan
b.	UnumProvident Corporation 1990 Long-Term Stock Incentive Plan
c.	UnumProvident Corporation 1996 Long-Term Stock Incentive Plan
d.	UnumProvident Corporation 1998 Goals Stock Option Plan,
6.	Registration Statement (Form S-8 No. 333-85882) pertaining to:
a.	UnumProvident Corporation Stock Plan of 1999
b.	UnumProvident Corporation 401(k) Retirement Plan (As amended on February 15, 2002)
c.	UnumProvident Corporation Broad-Based Stock Plan of 2001 (As amended on February 8, 2001)
d.	UnumProvident Corporation Broad-Based Stock Plan of 2002
e.	UnumProvident Corporation Employee Stock Option Plan,
7.	Registration Statement (Form S-3 No. 333-100953) and the related Registration Statement filed under Rule 462(b)(No. 333-104926),
8.	Registration Statement (Form S-3 No. 333-115485),
9.	Registration Statement (Form S-3 No. 333-121758),
10.	Registration Statement (Form S-8 No. 333-123422) of Unum Group (formerly UnumProvident Corporation) pertaining to:
a.	UnumProvident Corporation Amended and Restated Employee Stock Purchase Plan
b.	UnumProvident Corporation Amended and Restated Non-Employee Director Compensation Plan of 2004,
11.	Registration Statement (Form S-8 No. 333-145400) of Unum Group pertaining to the Unum Group Stock Incentive Plan of 2007, and
12.	Registration Statement (Form S-3ASR No. 333-155283)

of our reports dated February 24, 2009, with respect to the consolidated financial statements and schedules of Unum Group and subsidiaries and the effectiveness of internal control over financial reporting of Unum Group and subsidiaries, included in this Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP

Chattanooga, Tennessee

February 24, 2009